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                                                                  Exhibit (b)(6)




                         GNI BOARD OF DIRECTORS MEETING



                           JANUARY 6, 1997 [sic 1998]

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                                    OVERVIEW

o   Review

o   Valuation

o   Timing

o   Process

o   Recommendation
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                                     REVIEW

o   Strategic partners

    -   TTI

    -   PHV

    -   JLM

o   Splitting assets and sale

o   Spinning-off of businesses to shareholders

o   Financial partners

o   Conclusions from the process
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                               STRATEGIC PARTNERS

o All have indicated values in the $6.00-$7.00 range once they have fully understood the company

o Deepwell and chemical combination has been a liability as opposed to an asset - others do not perceive the value of the combined businesses

o Depreciation from acquisition makes it difficult for a public company to acquire on a non-dilutive basis

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                              SPLITTING UP ASSETS

o    Issues associated with splitting up assets

     - Splitting property and permits

     - Inter-company transfers of waste, utilities and other services (loading, admin., etc.)

     - Land lock limits growth opportunities

     - Taxable event depending on structure

o    Unable to get sufficient value for either asset to be attractive
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                         SPINNING-OFF TO SHAREHOLDERS

     o    Duplicative overhead costs

     o    Reduces rather than creates liquidity

     o    Maintains same shareholder base

     o    Expensive process

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                               FINANCIAL PARTNERS

o    Contacted a smaller universe of financial partners

o    All indicated a lower valuation

o    Original plan was oriented towards strategic partners because of cost savings
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                          CONCLUSIONS FROM THE PROCESS

o Company is better in the hands of shareholders who value cash-flow as opposed to earnings (private companies or financial buyers)

     - Earnings volatility and unpredictability will never be highly valued in the public market
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                              VALUATION APPROACHES

o    Multiples of EBITDA and Net Income

o    Comparable transactions

o    Premium to market

o    "Market test" - what others are willing to pay

o    Discounted cash flow model


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                               TRANSACTION VALUE


o    Offer $7.75 per share

     -  Equity

          o    Outstanding    6,634,525

          o    Warrants         428,400

          o    Options          808,950

          o    Total Shares   7,912,059

     -  Total Equity                         $61,318,457

     -  Total Debt                           $34,744,565
                                             -----------
     -  Total Enterprise Valuation           $96,063,022
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                           MULTIPLE MEASURES OF VALUE

     o    Multiple of book value                       3.755

     o    Multiple of tangible book                    15.52

     o    Multiple of trailing EBITDA                  9.2

     o    Multiple of adj. trailing EBITDA             7.3

     o    Multiple of current EBITDA x4                6.8

     o    Multiple of trailing EPS                     155

     o    Multiple of adj. trailing EPS                18.5

     o    Multiple of current EPS x4                   24.2
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                            COMPARABLE TRANSACTIONS

o    Chemical Industry Transactions $50-$150m

     -    Average EV/EBITDA 8.2
     -    Average EV/Net Income 18.2
     -    Average premium to market 35%

o    Sybron Transaction

     -    EV/EBITDA 7.6
     -    EV/Net Income 19.7


                                             Source: Securities Data Corporation

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ADDITIONAL INDICATIONS OF VALUE

o    "Market Test" indicates a value of $6.50



o    Trading history



o    Raymond James sell recommendation at $6.00



o    Value of individual assets
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                              COMPANIES CONTACTED

o    Great Lakes Chemical               o    Brambles
o    US Liquids                         o    Koch Industries
o    Melamine                           o    Angus Chemical
o    Oxychem                            o    Great Lakes Chemical
o    Laidlaw                            o    Cambrex
o    Advent                             o    Lonza
o    Allied                             o    Bayer
o    Albermarle                         o    Ashland
o    Europe Waste Services              o    Occidental Chemical
o    Consolidation Industries           o    Trivest
o    First Union Corporation            o    US Filter
o    Catalytica                         o    General Chemical
o    BASF                               o    Sybron
o    Stockhausen                        o    Tetra Technologies
o    Pritzer Family Interests           o    Perma-Fix
o    Duratek                            o    Delta Commodities
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                           DISCOUNTED CASH FLOW MODEL

o    Discounted Cash Flow Model

     - Cost of capital - 12.4%

       o Cost of Debt - 10.6%

       o Cost of Equity - 18%

     - Terminal value assumptions

       o Multiple of earnings - 12

       o Continuous growth model - 3%

     - Other critical assumptions

o    Indicated value $7.85-8.00
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                                     TIMING

     o  CVC wants a response by Friday

     o We believe that CVC already has the commitments necessary for the financing

     o Need to form a special committee of the board to consider and negotiate on behalf of the company today

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                                    PROCESS

     o  Form special committee today

        - Power to negotiate with CVC

        - Able to engage outside advisors as necessary

     o  File document with the SEC

     o  Tender for the shares

     o  Close by mid-Feburary
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                            Recommendation From the
                         special committee of the board
                             and attempt to close a
                       transaction as rapidly as possible